The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-248133
Subject to completion, dated June 24, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 28, 2020)
       Shares
Synchronoss Technologies, Inc.
Common Stock
Synchronoss Technologies, Inc. is offering shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SNCR.” On June 23, 2021, the last reported sale price of our common stock on Nasdaq was $2.43 per share.
The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional shares of common stock from us. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of delivery of the shares initially purchased.
Investing in our common stock involves a high degree of risk, and you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before you make your investment decision. Before investing in our common stock, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the risks identified in our most recent Annual Report on Form 10-K and any other filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, which are incorporated by reference in this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)
See “Underwriting (Conflicts of Interest)” on page S-22 of this prospectus supplement for a description of all underwriting compensation payable in connection with this offering.

(2)
Assumes no exercise of the underwriters’ option described above.

The underwriters expect to deliver the shares of Common Stock to the purchasers on or about June            , 2021.
Book-Running Manager
B. Riley Securities
Co-Manager
Northland Capital Markets
The date of this prospectus supplement is June      , 2021.

Prospectus Supplement
Prospectus
Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein as described under “Information Incorporated by Reference,” or any free writing prospectus that we prepare and distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus supplement is accurate as of any date other than the date on the

S-i

cover page of this prospectus supplement. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted.
The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of these securities in some jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. Neither we nor the underwriters have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.
As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “Synchronoss,” “we,” “us” or “our” refer to the combined business of Synchronoss Technologies, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our anticipated use of the net proceeds from this offering, concurrent private placement, or the sale of the Senior Notes. You should not place undue reliance on these statements. Forward-looking statements include words such as “expect,” “intend,” “plan,” “likely,” “seek,” “believe,” “project,” “forecast,” “target,” “goal,” “potential,” “estimate,” “may,” “might,” “will,” “would,” “should,” “could,” “can,” “have,” “due,” “anticipate,” “assume,” “contemplate,” “continue” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. The statements we make regarding the following subject matters are forward-looking by their nature: plans, objectives, expectations and intentions and other factors discussed in “Risk Factors” contained in this prospectus supplement.
This prospectus supplement and the information incorporated by reference in this prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth below under the section entitled “Risk Factors”, together with all of the other information contained in or incorporated by reference into this prospectus supplement or appearing or incorporated by reference into this prospectus supplement.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
Our Business
We are a global software and services company that provides essential technologies for the digital transformation of business. Our portfolio contains offerings such as personal cloud, scalable messaging platforms, and an integrated network management suite of products. These essential technologies create a better way of delivering the transformative experiences that our customers need to help them stay ahead of the curve in competition, innovation, productivity, growth and operational efficiency.
Our products and platforms are designed to be carrier-grade, flexible and scalable, enabling multiple converged communication services to be managed across a range of distribution channels including e-commerce, m-commerce, telesales, customer stores, indirect and other retail outlets. This business model allows us to meet the rapidly changing converged services and connected devices offered by their customers. Our products, platforms and solutions enable its customers to acquire, retain and service subscribers and employees quickly, reliably and cost-effectively with white label and custom-branded solutions. Our customers can simplify the processes associated with managing the customer experience for procuring, activating, connecting, backing-up, synchronizing and sharing with connected devices and contents from these devices and associated services. The extensibility, scalability, reliability and relevance of our platforms enable new revenue streams and retention opportunities for their customers through new subscriber acquisitions, sale of new devices, accessories and new value-added service offerings in the Cloud.
We currently operate in and market our solutions and services directly through our sales organizations on a global footprint.
Recent Developments
Senior Notes Offering
Concurrently with this offering, we also anticipate offering, by means of a separate prospectus supplement, $125 million aggregate principal amount of    % senior notes due 2026 (the “Senior Notes”), inclusive of the underwriters’ option to purchase an additional $5 million aggregate principal amount of Senior Notes. The Company anticipates that the Senior Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. Accordingly, the Senior Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Senior Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries. This offering of common stock is not contingent on the completion of the offering of the Senior Notes, nor is the offering of Senior Notes contingent upon the completion of this offering of common stock. See “Use of Proceeds” in this prospectus supplement for additional information regarding the anticipated use of proceeds for the proceeds from this offering and the anticipated offering of the Senior Notes.
Private Sale of Shares of Preferred Stock to B. Riley
      B. Riley Principal Investments, LLC (“BRPI”), an affiliate of B. Riley Securities, Inc. (“BRS”), the sole book-running manager of this offering, has entered into an agreement pursuant to which BRPI has agreed to purchase $75.0 million of our Series B Preferred Stock in a private transaction to be completed contemporaneously with the closing of this offering.
As described in “Use of Proceeds”, the Company expects to use the net proceeds of this offering of common stock, and the anticipated offering of Senior Notes and the sale of Series B Preferred Stock to fully redeem all outstanding shares of our Series A Convertible Participating Perpetual Preferred Stock (the “Redemption”) and repay certain of our indebtedness.
Legal and Regulatory Update
On June 22, 2021, the SEC staff notified us that it has made a preliminary determination to recommend that the SEC initiate an enforcement action against us in connection with certain financial transactions that we effected in 2015 and 2016 and our disclosure of and accounting for such transactions, which we restated in the third quarter of 2018 in our restated annual and quarterly financial statements for 2015 and 2016. That restatement followed our announcement, on June 13, 2017 (the “June 2017 Announcement”), that certain of our prior financial statements would need to be restated. Certain individuals, including certain current and former members of our management team, received similar notifications. We are in discussions with the SEC staff regarding the prospect of resolving this matter through settlement. If we are unable to resolve this matter through settlement then we would expect to receive a “Wells notice” from the SEC staff in connection with this matter. Although a Wells notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law, it is a formal notice that the SEC intends to bring an enforcement action against the recipient. Upon receipt of a Wells notice, the recipient has the opportunity to respond to the SEC staff’s position before any formal enforcement action is taken.
In the third quarter of 2017, the SEC and Department of Justice initiated investigations in connection with the June 2017 Announcement and certain transactions that we restated in the third quarter of 2018. We have received subpoenas, produced documents, and provided additional information to the government in connection with those investigations.
At this time, we cannot predict with certainty what the outcome of these government investigations or the SEC staff’s preliminary determination might be, but they could have a material adverse impact on our financial position, prospects and results of operations.
Corporate Information
      We were incorporated in Delaware in 2000. Our principal executive offices are located at 200 Crossing Blvd., Bridgewater, NJ 08807. Our main telephone number is (866) 620-3940. Our internet website is located at http://www.synchronoss.com. Information contained on our website is not part of the registration statement of which this prospectus is a part.

THE OFFERING
Issuer
Synchronoss Technologies, Inc.
Common Stock Offered by us
      shares of our common stock, $0.0001 par value per share, (or               shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Common Stock to be outstanding After this offering
      shares of common stock (or               shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Use of Proceeds
We anticipate using the net proceeds from this offering for the redemption of all of our outstanding shares of Series A Preferred Stock and repayment amounts outstanding under our revolving credit facility. See “Use of Proceeds.”
Listing
Our common stock is listed on Nasdaq under the symbol “SNCR”.
Transfer Agent and Registrar
American Stock Transfer & Trust Company
Conflicts of Interest
BRPI, an affiliate of BRS, an underwriter in this offering, has entered into an agreement pursuant to which BRPI has indicated an interest in purchasing a minimum of $40.0 million of the shares of common stock to be offered in this offering and agreed to purchase $75.0 million of our Series B Preferred Stock in a private transaction to be completed contemporaneously with the closing of this offering. In addition, BRS has committed, prior to the commencement of this offering, to underwrite up to $100 million in this offering, subject to certain terms and conditions. Following the Series B Preferred Stock placement, for so long as BRPI and its affiliates beneficially own at least 10% of our outstanding common stock, BRPI will have the right to nominate one member of our board of directors pursuant to an investor rights agreement we will enter into with them at the closing of the transactions.
Therefore, BRS has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Consequently, this offering will be conducted in accordance with FINRA Rule 5121 and therefore, BRS will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Northland Securities, Inc., or Northland, has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. Northland will not receive any additional compensation for acting as qualified independent underwriter. We have agreed to indemnify Northland for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that Northland may be required to make for these liabilities.
Risk Factors
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the risks identified in our most recent Annual Report on Form 10-K and any other filings we make with the SEC from time to time, which are incorporated by reference in this prospectus supplement.
The number of shares of our common stock to be outstanding immediately after this offering is based on 44,168,806 shares of our common stock outstanding as of March 31, 2021 and excludes:
•
14,417,234 shares of common stock issuable upon the conversion of our Series A Preferred Stock outstanding as of March 31, 2021;

•
4,058,138 shares of common stock issuable upon the exercise of outstanding stock options outstanding as of March 31, 2021, having a weighted average exercise price of $9.23 per share;

•
569,754 shares of common stock issuable upon the vesting and settlement of outstanding performance based cash units outstanding as of March 31, 2021; and

•
1,382,739 shares of common stock reserved for issuance under the 2015 Equity Incentive Plan and 434,104 shares of common stock reserved for issuance under the 2017 New Hire Equity Incentive Plan outstanding as of March 31, 2021.

RISK FACTORS
An investment in our common stock involves a high degree of risk, including the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, and our quarterly report on Form 10-Q for the quarter ended March 31, 2021, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risk Factors Summary
Our business operations are subject to numerous risks and uncertainties, including those outside of our control, that could cause our actual results to be harmed, including risks regarding the following:
Operation Risks
•
Our business may not generate sufficient cash flows from operations or future borrowings may not be available in amounts sufficient to enable us to fund liquidity needs or capital expenditures.

•
Our revenue, earnings and profitability are affected by the length of our sales cycle, and a longer sales cycle could adversely affect our results of operations and financial condition.

•
Fluctuations in our operating results due to certain factors make our future results difficult to predict.

•
A limited number of customers account for a substantial portion of our revenues.

•
Due to the global nature of our operations, political or economic changes or other factors in a specific country or region could harm our operating results and financial condition.

•
Fluctuations in foreign currency exchange rates could result in foreign currency transaction losses.

•
We make investments in new products and services that may not be profitable.

•
We must recruit and retain our key personnel and our failure to recruit and retain qualified employees could have a negative impact on our business.

•
Because we recognize revenue for certain products and services ratably over the term of customer agreements and we are subject to complex revenue recognition standard, changes in the value of signed contracts will not be fully reflected in our operating results and changes in these standards may impact our business and results of operations.

•
Our performance and growth depend on our ability to generate customer referrals and develop customer relationships that will enhance our sales and marketing efforts.

•
Many of our products are complex and may contain defects that are detected only after deployment and if that occurs, our reputation may be harmed and may result in loss or delay in market acceptance of our products.

•
Failure to maintain the confidentiality, integrity and availability of our systems, software and solutions could seriously damage our reputation and affect our ability to retain customers and attract new business.

•
Consolidation in the communications industry or the other industries that we serve can reduce the number of actual and potential customers.

•
Failures or interruptions of our systems and services could materially harm our revenues, impair our ability to conduct our operations and damage relationships with our customers.

•
The quality of our offerings is important to our customers and failure to meet our service level obligations or otherwise fail to offer quality support and services would subject us to penalties and we could lose customers.

•
Our reliance on third-party providers exposes us to a variety of risks we cannot control and interruptions or delays in our service due to problems with these third-party providers could adversely affect our business.

•
We may seek to acquire or invest in companies or technologies which could disrupt our management, dilute our stockholders, increase our debt, and adversely affect our business.

•
Economic, political, market conditions and catastrophic events can adversely affect our business.

•
Downgrades in our credit ratings may increase our borrowing costs, limit our ability to raise capital or cause our stock price to decline, any of which could have a material adverse impact on our business.

Risks Related to our Business and Industry
•
The financial and operating difficulties in the telecommunications sector, including those related to the COVID-19 pandemic, may negatively affect our customers and our business.

•
If we do not continue to improve our operational, financial and other internal controls and systems to manage our growth, our business could be adversely affected.

•
The success of our business depends on the continued growth in demand for connected devices and the continued availability of high-speed access to the Internet.

•
Our business depends on businesses adopting our products and existing customers renewing and expanding their subscriptions and any decline in these would harm our operating results.

•
If we fail to (i) compete successfully with existing or new competitors, (ii) adapt to rapid technological change or achieve or (iii) sustain market acceptance of our services and solutions at desired pricing levels, we could lose customers or market share, which could adversely affect our ability to sustain or grow revenue.

•
We rely on strategic relationships with third parties to sell and deliver our solutions and the compatibility of our services with third party applications that our customers use.

Legal, Regulatory and Compliance Risks
•
Government regulation of the Internet and e-commerce and exchange of certain information is subject to possible unfavorable changes.

•
Changes in laws, regulations or governmental policy applicable to our customers or potential customers may decrease the demand for our solutions or increase our costs.

•
Our expansion into new markets may be subject to uncertainties that could increase our costs to comply with foreign regulatory requirements, disrupt our operations and require increased focus from our management.

•
If we are unable to protect our intellectual property rights, we could be required to incur significant expenses to enforce our rights and defend claims by others.

•
Compliance with changing data protection and privacy laws could require us to incur significant costs or experience significant business disruption.

•
Our use of “open source” software could negatively affect our ability to sell our services.

•
Changes in tax regulations could adversely affect our effective tax rates and if we are required to collect sales taxes on the services we sell in additional jurisdictions, we may be subject to liability for past sales.

Risks Related to our Series A Preferred Stock and Common Stock
•
Our Series A Preferred Stock contains covenants that may limit our business flexibility and the holders have rights that are preferential to common stockholders.

•
Our stock price may continue to experience significant fluctuations and could subject us to litigation.

•
We are subject to investigations relating to certain transactions in 2015 and 2016 that resulted in the restatement of our financial statements in 2018, and the SEC staff has preliminarily determined to recommend the initiation of an enforcement action against us in connection with that matter.

•
The decline in the price of our securities and the restatement of our financial results has resulted in private litigation that if results in judgments against us could have a material adverse impact on our business.

•
Delaware law and provisions in our restated certificate of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, therefore depressing the trading price of our common stock.

Risks Related to this Offering
Our stock price may continue to experience significant fluctuations and could subject us to litigation.
Our stock price, like that of other technology companies, continues to fluctuate greatly. Our stock price, and demand for our stock, can be affected by many factors, such as unanticipated changes in management, quarterly increases or decreases in our earnings, speculation in the investment community about our financial condition or results of operations and changes in revenue or earnings estimates, announcement of new services, technological developments, alliances, or acquisitions by us. Additionally, the price of our common stock may continue to fluctuate greatly in the future due to factors that are non-company specific, such as the decline in the United States and/or international economies, acts of terror against the United States or other jurisdictions where we conduct business, war or due to a variety of company specific factors, including quarter to quarter variations in our operating results, shortfalls in revenue, gross margin or earnings from levels projected by securities analysts and the other factors discussed in these risk factors. In addition, if the market for technology stocks or the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. Fluctuation in market price and demand for our common stock may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. Causes of volatility in the market price of our stock could subject us to securities class action litigation. We are currently, and may in the future be, the subject of lawsuits that could require us to incur substantial costs defending against those lawsuits and divert the time and attention of our management.
We are subject to investigations relating to certain transactions in 2015 and 2016 that resulted in the restatement of our financial statements in 2018, and the Securities and Exchange Commission staff has preliminarily determined to recommend the initiation of an enforcement action against us in connection with that matter.
On June 22, 2021, the SEC staff notified us that it has made a preliminary determination to recommend that the SEC initiate an enforcement action against us in connection with certain financial transactions that we effected in 2015 and 2016 and our disclosure of and accounting for such transactions, which we restated in the third quarter of 2018 in our restated annual and quarterly financial statements for 2015 and 2016. That restatement followed our announcement, that certain of our prior financial statements would need to be restated. Certain individuals, including certain current and former members of our management team, received similar notifications. We are in discussions with the SEC staff regarding the prospect of resolving this matter through settlement. If we are unable to resolve this matter through settlement then we would expect to receive a “Wells notice” from the SEC staff in connection with this matter. Although a Wells notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law, it is a formal notice that the SEC intends to bring an enforcement action against the recipient. Upon receipt of a Wells notice, the recipient has the opportunity to respond to the SEC staff’s position before any formal enforcement action is taken.
In the third quarter of 2017, the SEC and Department of Justice initiated investigations in connection with the June 2017 Announcement and certain transactions that we restated in the third quarter of 2018. We have received subpoenas, produced documents, and provided additional information to the government in connection with those investigations.

At this time, we cannot predict with certainty what the outcome of these government investigations or the SEC staff’s preliminary determination might be, but they could have a material adverse impact on our financial position, prospects and results of operations.
Downgrades in our credit ratings may increase our future borrowing costs, limit our ability to raise capital, cause our stock price to decline or reduce analyst coverage, any of which could have a material adverse impact on our business.
Credit rating agencies review their ratings periodically and, therefore, the credit rating assigned to us by each of the rating agencies may be subject to revision at any time. Factors that can affect our credit ratings include changes in our operating performance, the economic environment, our financial position, conditions in and periods of disruption in any of our principal markets and changes in our business strategy. If weak financial market conditions or competitive dynamics cause any of these factors to deteriorate, we could see a reduction in our corporate credit rating. Since investors, analysts and financial institutions often rely on credit ratings to assess a company’s creditworthiness and risk profile, make investment decisions and establish threshold requirements for investment guidelines, our ability to raise capital, our access to external financing, our stock price and analyst coverage of our stock could be negatively impacted by a downgrade to our credit rating.
Our Series A Preferred Stock contains covenants that may limit our business flexibility.
On February 15, 2018, in accordance with the terms of that certain Securities Purchase Agreement dated as of October 17, 2017 with Silver Private Holdings I, LLC (“Silver”), an affiliate of Siris Capital Group, LLC (“Siris”), we issued to Silver 185,000 shares of our newly issued “Series A Preferred Stock”, par value $0.0001 per share, with an initial liquidation preference of $1,000 per share, in exchange for $97.7 million in cash and the transfer from Silver to us of 5,994,667 shares of our common stock held by Silver. In connection with the issuance of the Series A Preferred Stock, we filed a Certificate of Designations with the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Series A Preferred Stock (the “Series A Certificate”). The holders of a majority of the Series A Preferred Stock, voting separately as a class, are entitled at each of our annual meetings of stockholders or at any special meeting called for the purpose of electing directors (or by written consent signed by the holders of a majority of the then-outstanding shares of Series A Preferred Stock in lieu of such a meeting): (i) to nominate and elect two members of our Board of Directors for so long as the Preferred Percentage (as defined in the Series A Certificate) is equal to or greater than 10%; and (ii) to nominate and elect one member of our Board of Directors for so long as the Preferred Percentage is equal to or greater than 5% but less than 10%.
For so long as the holders of shares of our Series A Preferred Stock have the right to nominate at least one director, we are required to obtain the prior approval of Silver prior to taking certain actions, including:
•
certain dividends, repayments and redemptions;

•
any amendment to our certificate of incorporation that adversely effects the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

•
issuances of stock ranking senior or equivalent to shares of Series A Preferred Stock (including additional shares of Series A Preferred Stock) in the priority of payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of us;

•
changes in the size of our Board of Directors;

•
any amendment, alteration, modification or repeal of the charter of our Nominating and Corporate Governance Committee of the Board of Directors and related documents; and

•
any change in our principal business or the entry into any line of business outside of our existing lines of businesses.

In addition, in the event that we are in EBITDA Non-Compliance (as defined in the Series A Certificate) or the undertaking of certain actions would result in us exceeding a specified pro forma leverage ratio, then the prior approval of Silver would be required to incur indebtedness (or alter any debt document) in excess of $10.0 million, enter or consummate any transaction where the fair market value exceeds $5.0 million individually or $10.0 million in the aggregate in a fiscal year or authorize or commit to capital expenditures in excess of $25.0 million in a fiscal year. There is no guarantee that the holders of the Series A Preferred Stock would approve any such restricted action, even where such an action would be in the best interests of our stockholders. Any failure to obtain such approval could harm our business and result in a decrease in the value of our common stock.
Our Series A Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of our common stockholders, which could adversely affect our liquidity and financial condition, and may result in the interests of the holders of our Series A Preferred Stock differing from those of our common stockholders.
Although we plan to redeem all of the outstanding shares of Series A Preferred Stock with the proceeds of this offering and the sale of the Senior Notes, there are no assurances that we will be successful. The holders of our Series A Preferred Stock have the right to receive a liquidation preference entitling them to be paid out of our assets available for distribution to stockholders before any payment may be made to holders of any other class or series of capital stock, an amount equal to the greater of the stated value of such holder’s shares of Series A Preferred Stock or the amount that such holder would have been entitled to receive upon our liquidation, dissolution and winding up if all outstanding shares of our Series A Preferred Stock had been converted into common stock immediately prior to such liquidation, dissolution or winding up, plus accrued but unpaid dividends. In addition, dividends on Series A Preferred Stock accrue and are cumulative at the rate of 14.5% per annum, payable quarterly in arrears in cash or in-kind. The holders of our Series A Preferred Stock also have certain redemption rights, including the right to require us to repurchase all or any portion of the Series A Preferred Stock upon the occurrence of certain events. These dividend and redemption obligations could impact our liquidity and reduce the amount of cash flows available for working capital, capital expenditures, growth opportunities, acquisitions and other general corporate purposes. Our obligations to the holders of Series A Preferred Stock, including the requirement that we obtain the consent of such holders prior to incurring additional indebtedness under certain circumstances, could also limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition. The preferential rights could also result in divergent interests between the holders of shares of Series A Preferred Stock and holders of our common stock. The two members of our Board of Directors elected by the Series A Preferred Stock, Frank Baker and Peter Berger, are affiliated with Silver, which holds all outstanding shares of our Series A Preferred Stock. Notwithstanding the fact that all directors are subject to fiduciary duties to us and to applicable law, the interests of the directors elected by the holders of the Series A Preferred may differ from the interests of our security holders as a whole or of our other directors.
Substantial sales, or the perception of sales, of our common stock by us or certain of our existing shareholders could cause our stock price to decline and future issuances may dilute our common shareholders’ ownership in the Company.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of March 31, 2021, we had an aggregate of approximately 44.2 million shares of common stock outstanding.
Any sales of substantial amounts of our common stock, or the perception that these sales might occur, could lower the market price of our common stock and impede our ability to raise capital through the issuance of equity securities. Any sales, or perception of sales, by our existing shareholders could also impact the perception of shareholder support for us, which could in turn negatively affect our customer and supplier relationships. Further, if we were to issue additional equity securities (or securities convertible into or exchangeable or exercisable for equity securities) to raise additional capital, our shareholders’ ownership interests in the Company will be diluted and the value of our common stock may be reduced.
You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.
Because the price per share of our common stock being offered in this offering may be substantially higher than the book value per share of our common stock, you will experience immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $      per share, based on a public offering price of $      per share and our pro forma net tangible book value as of March 31, 2021, after giving effect to this offering. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution” on page S-17.
Future offerings of debt securities or preferred equity securities, which would be senior to our common stock, may adversely affect the market price of our common stock.
We anticipate offering, by means of a separate prospectus supplement, $120 million aggregate principal amount of the Company’s Senior Notes concurrently with this offering. In addition, we have entered into an agreement pursuant to which BRPI has agreed to purchase $75 million aggregate principal amount of our Series B Preferred Stock in a private transaction. This offering of common stock is not contingent on the completion of the offering of the Senior Notes or the anticipated Series B Preferred Stock offering, and neither is the offering of Senior Notes or the anticipated Series B Preferred Stock offering contingent upon the completion of this offering of common stock, and there is no guarantee that we will complete the Senior Notes offering or the Series B Preferred Stock offering as anticipated or at all. In addition, in the future, we may attempt to increase our capital resources by offering debt or preferred equity securities, including medium term notes, senior or subordinated notes and classes of preferred stock. Debt securities or shares of preferred stock will generally be entitled to receive interest payments or distributions, both current and in connection with any liquidation or sale, prior to the holders of our common stock. We are not required to offer any such additional debt or preferred equity securities to existing common stockholders on a preemptive basis, and we may generally issue any such debt or preferred equity securities in the future without obtaining the consent of our common stockholders. As a result, any such future offerings of debt securities or preferred equity securities may adversely affect the market price of the common stock.
BRS, which is one of the underwriters selling the common stock will have significant influence over us and may have conflicts of interest that arise out of future contractual relationships it or its affiliates may have with us.
BRPI, an affiliate of BRS, an underwriter in this offering, has entered into an agreement pursuant to which BRPI has indicated an interest in purchasing a minimum of $40.0 million of the shares of common stock to be offered in this offering and agreed to purchase $75.0 million of our Series B Preferred Stock in a private transaction to be completed contemporaneously with the closing of this offering. In addition, BRS has committed, prior to the commencement of this offering, to underwrite up to $100.0 million in this offering, subject to certain terms and conditions. As a result, BRPI would hold significant influence over us as a significant shareholder and may have conflicts of interest that arise out of current or future contractual relationships it or its affiliates may have with us. If this transaction were completed, we estimate BRPI would control approximately    % of the voting power represented by our common stock, and for so long as BRPI and its affiliates beneficially own at least 10% of our outstanding common stock, BRPI will have the right to nominate one member of our board of directors pursuant to an investor rights agreement we will enter into with them at the closing of the transactions.
As a result of the foregoing arrangements, BRPI will have significant influence over our management and policies and over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. Further, if BRPI and other significant shareholders of the Company were to act together on any matter presented for shareholder approval, they could have the ability to control the outcome of that matter. BRPI can take actions that have the effect of delaying or preventing a change of control of us or discouraging others from making tender offers for our shares, which could prevent shareholders from receiving a premium for their shares. These actions may be taken even if other shareholders oppose them.
We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.
Our management will have broad discretion over the use of proceeds from this offering. We intend to use a portion of the net proceeds from the sale of shares of our common stock in this offering for the anticipated Redemption and repayment of amounts outstanding under our existing revolving credit facility. We retain broad discretion over the use of the net proceeds from the sale of shares of common stock and, accordingly, you will need to rely upon the judgment of our board of directors and management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.
Delaware law and provisions in our restated certificate of incorporation and amended and restated bylaws could make a merger, tender offer or proxy contest difficult, therefore depressing the trading price of our common stock.
We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our amended and restated certificate of incorporation and bylaws and credit agreements may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our amended and restated certificate of incorporation and bylaws:
•
authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•
prohibit cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of the stock to elect some directors;

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establish a classified board of directors as a result of which successor to a director whose term has expired will be elected to serve from the time of election and qualification until the third annual meeting following election;

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require that directors only be removed from office for cause;

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provide that vacancies on the board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•
limit who may call special meetings of stockholders;

•
prohibit stockholder action by written consent, requiring all actions to be taken at a stockholder meeting; and

•
establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

The affirmative vote of the holders of at least two-thirds of all of the then outstanding shares of our capital stock is generally necessary to amend or repeal the above provisions that are contained in our amended and restated certificate of incorporation. Also, absent approval of our board of directors, our amended and restated by-laws may only be amended or repealed by the affirmative vote of the holders of a majority of our shares of capital stock entitled to vote. In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which limits business combination transactions with stockholders of 15% or more of our outstanding voting stock that our board of directors has not approved. These provisions and other similar provisions make it more difficult for stockholders or potential acquirers to acquire us. These provisions may apply even if some stockholders may consider the transaction beneficial to them. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. These provisions might also discourage a potential acquisition proposal or tender offer, even if the acquisition proposal or tender offer is at a premium over the then current market price for our common stock.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $       million, after deducting sales commissions and estimated offering expenses payable by us (approximately $       million if the underwriters’ option to purchase up to additional shares is exercised in full).
Concurrently with this offering, we also anticipate offering, by means of a separate prospectus supplement, $125 million aggregate principal amount of    % senior notes due 2026, inclusive of the underwriters’ option to purchase an additional $5 million aggregate principal amount of Senior Notes. The Company anticipates that the Senior Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. Accordingly, the Senior Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Senior Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries. This offering of common stock is not contingent on the completion of the offering of the Senior Notes, nor is the offering of Senior Notes contingent upon the completion of this offering of common stock. We expect to use the net proceeds of this offering of common stock and the anticipated offering of Senior Notes for the Redemption.
In addition, BRPI, an affiliate of BRS, an underwriter in this offering, has entered into an agreement pursuant to which BRPI has agreed to purchase $75.0 million of our Series B Preferred Stock in a private transaction to be completed contemporaneously with the closing of this offering. However, this offering of common stock is not contingent on the private placement of Series B Preferred Stock, and neither is the private placement of Series B Preferred Stock contingent upon the completion of this offering of common stock, and there is no guarantee that we will complete the private placement of Series B Preferred Stock as anticipated or at all.
We intend to use the net proceeds of this offering of common stock, the anticipated offering of Senior Notes and private placement for the anticipated Redemption, for an estimated aggregate redemption price of $278.7 million, and the repayment of the $10.0 million outstanding under our revolving credit facility.
Borrowings under the revolving credit facility bear interest at a rate equal to, at our option, either (1) the arithmetic average of the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period (one, three or six months (or 12 months if agreed to by all applicable Lenders)) as selected by us relevant to such borrowing plus the applicable margin, or (2) a base rate determined by reference to the greatest of the federal funds rate plus 0.50%, the prime commercial lending rate as determined by the Agent, and the daily LIBOR rate plus 1.00%, in each case plus an applicable margin and subject to a floor of 0.00%. In addition, on a quarterly basis, we are required to pay each lender under the Revolving Credit Facility a 0.2% commitment fee on the undrawn balance under the Revolving Credit Facility, which may be subject to adjustment based on our total leverage ratio.
For more information on our indebtedness, please see our Annual Report on Form 10-K for the year ended December 31, 2020, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which is incorporated herein by reference.

CAPITALIZATION
The following table sets forth our cash, restricted cash and cash equivalents and capitalization as of March 31, 2021:
•
on an actual basis; and

•
on an as adjusted basis to give effect to (i) the issuance and sale by us of $125 million aggregate principal amount of    % senior notes due 2026 (inclusive of the underwriters’ option to purchase an additional $5 million aggregate principal amount of Senior Notes), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, (ii) the issuance and sale by us of $75.0 million of our Series B Preferred Stock in a private transaction, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, (iii) the issuance and sale by us of                 shares of common stock in this offering, and the receipt of the net proceeds from the sale of these shares, at the public offering price of           , after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (iv) the use of a portion of the estimated net proceeds from the sale of such securities for the anticipated Redemption, for an estimated aggregate redemption price of $278.7 million, and the repayment of the $10.0 million outstanding under our revolving credit facility.

You should read this table in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2021
	Actual	As Adjusted
	(unaudited, in thousands)
Cash, restricted cash and cash equivalents	$29,818	$
Debt, current	$—	$
Credit agreement	10,000
Debt, non-current
% senior notes due 2026	—
Commitments and contingencies
Series A Convertible Participating Perpetual Preferred Stock, $0.0001 par value; 10,000 shares authorized, 260 shares issued and outstanding at March 31, 2021	247,842		—
Series B Perpetual Non-Convertible Preferred Stock, $0.0001 par value; no shares authorized, issued and outstanding at March 31, 2021, actual; 800 shares authorized, shares issued and outstanding at March 31, 2021, as adjusted	—
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized, 51,331 shares issued; 44,169 outstanding at March 31, 2021, actual; 100,000 shares authorized, shares issued; outstanding, as adjusted	5
Treasury stock, at cost (7,162 shares; actual and as adjusted)	(82,087)
Additional paid-in capital	491,295
Accumulated other comprehensive income	(29,349)
Accumulated deficit	(357,801)
Total stockholders’ equity	22,063
Total debt, preferred stock and stockholders’ equity	$279,905	$

The number of shares of our common stock to be outstanding immediately after this offering is based on 44,168,806 shares of our common stock outstanding as of March 31, 2021 and excludes:
•
14,417,234 shares of common stock issuable upon the conversion of our Series A Preferred Stock outstanding as of March 31, 2021;

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4,058,138 shares of common stock issuable upon the exercise of outstanding stock options outstanding as of March 31, 2021, having a weighted average exercise price of $9.23 per share;

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569,754 shares of common stock issuable upon the vesting and settlement of outstanding performance based cash units outstanding as of March 31, 2021; and

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1,382,739 shares of common stock reserved for issuance under the 2015 Equity Incentive Plan and 434,104 shares of common stock reserved for issuance under the 2017 New Hire Equity Incentive Plan outstanding as of March 31, 2021.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value as of March 31, 2021 was $(11.4) million, or $(0.26) per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on March 31, 2021.
After giving effect to the sale of shares of our common stock in this offering at a public offering price of $      per share, and after deducting estimated offering commissions payable by us, our pro forma net tangible book value as of March 31, 2021 would have been $      million, or $      per share of common stock based on million shares of common stock outstanding on a pro forma basis at that time. This represents an immediate increase in net tangible book value of $      per share to our existing stockholders and an immediate dilution in net tangible book value of $      per share to new investors in this offering.
The following table illustrates this calculation on a per share basis:
Public offering price per share			$
Net tangible book value per share as of March 31, 2021		$(0.26)
Pro forma increase in net tangible book value per share as of March 31, 2021 attributable to the pro forma transactions described above	$
Pro forma net tangible book value per share as of March 31, 2021	$
Dilution in net tangible book value per share to new investors			$
If the underwriters exercise their option to purchase additional shares in full, at a public offering price of $      per share, the pro forma net tangible book value will increase to $      per share, representing an immediate increase in net tangible book value to existing stockholders of $      per share and immediate dilution in net tangible book value of $      per share to new investors.
The number of shares of our common stock to be outstanding immediately after this offering is based on 44,168,806 shares of our common stock outstanding as of March 31, 2021 and excludes:
•
14,417,234 shares of common stock issuable upon the conversion of our Series A Preferred Stock outstanding as of March 31, 2021;

•
4,058,138 shares of common stock issuable upon the exercise of outstanding stock options outstanding as of March 31, 2021, having a weighted average exercise price of $9.23 per share;

•
569,754 shares of common stock issuable upon the vesting and settlement of outstanding performance based cash units outstanding as of March 31, 2021; and

•
1,382,739 shares of common stock reserved for issuance under the 2015 Equity Incentive Plan and 434,104 shares of common stock reserved for issuance under the 2017 New Hire Equity Incentive Plan outstanding as of March 31, 2021.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or vesting and settlement of outstanding restricted stock units. To the extent that any outstanding options are exercised or outstanding restricted stock units are vested and settled, there will be further dilution to new investors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
Overview
The following is a summary of the material U.S. federal income tax considerations with respect to the purchase, ownership and disposition of our common stock to a non-U.S. holder that purchases shares of our common stock in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary does not apply to any persons holding equity interests other than our common stock. For purposes of this summary, a “non-U.S. holder” means a beneficial owner of our common stock that is neither a U.S. person nor a partnership for U.S. federal income tax purposes. A “U.S. person” is any of the following:
•
an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other pass-through entity for U.S. federal income tax purposes holds common stock, the tax treatment of a partner in such partnership or member of such other pass-through entity generally will depend upon the status of the partner or member and the activities of the partnership or other pass-through entity. Partnerships and other pass-through entities holding common stock, and any person who is a partner or member of such entity, should consult their own tax advisor.
This summary is based upon current provisions of the Code, existing and temporary Treasury Regulations promulgated thereunder and administrative pronouncements and judicial decisions thereof, all in effect on the date hereof and all of which are subject to change or differing interpretations. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax consequences described in this summary. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, private foundations, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment and certain U.S. expatriates). In addition, this summary does not address the alternative minimum tax provisions of the Code, the U.S. federal estate or gift tax consequences, the consequences of the 3.8% Medicare tax on certain net investment income, or the consequences of holding or disposing common stock under state, local or non-U.S. tax laws. We have not sought and do not plan to seek a ruling from the IRS, with respect to the statements and conclusions set forth in the following summary, and there can be no assurance that the IRS or a court would agree with such statements and conclusions.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF COMMON STOCK. PROSPECTIVE HOLDERS OF COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF COMMON STOCK.

Dividends
We do not currently anticipate paying any dividends to holders of our common stock in the foreseeable future. If we make a distribution of cash or property (other than certain distributions of our common stock) with respect to our common stock (or complete a redemption that is treated as a distribution with respect to our common stock), such distribution would be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, if any (as determined under U.S. federal income tax principles). Dividends paid to you generally would be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends, unless you are eligible for a reduced rate of withholding tax under an applicable tax treaty and provide proper certification of your eligibility for such reduced rate. However, dividends that are effectively connected with the conduct of a trade or business by you within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment maintained by you) would not be subject to the withholding tax, as described below, if you comply with the applicable certification and disclosure requirements. Instead, such dividends would be subject to the regular U.S. federal income tax on net (taxable) income at applicable graduated individual or corporate rates in the same manner as if you were a U.S. person. Any such effectively connected dividends received by a foreign corporation might also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. holders should consult their tax advisors regarding applicable tax treaties that may provide for different rules.
If the amount of a distribution paid on our common stock were to exceed our current and accumulated earnings and profits, such excess would be allocated ratably among each share of common stock with respect to which the distribution was paid. Any such excess allocation of the shares held by you would be treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other taxable disposition of such share of common stock that is taxed to you as described below under “— Gain on disposition of common stock.” Your adjusted tax basis in a share of our common stock generally would be the purchase price of such share, reduced by the amount of any such tax-free returns of capital.
If you wish to claim the benefit of an applicable income tax treaty to avoid or reduce withholding of U.S. federal income tax on dividends, then you must (i) provide the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits or (ii) if you hold our common stock through certain foreign intermediaries (including partnerships), satisfy the relevant certification requirements of applicable U.S. Treasury regulations by providing appropriate documentation to the intermediaries (which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries).
If you do not timely provide us or another applicable withholding agent with the required certification, but you are eligible for a reduced rate of U.S. federal income tax pursuant to an income tax treaty, then you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.
Gain on Disposition of Common Stock
Subject to the discussion below under “— Additional withholding tax,” you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock (other than a redemption that is treated as a distribution for U.S. federal income tax purposes and taxed as described above), unless:
•
the gain is effectively connected with a trade or business you conduct in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by you);

•
if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period ending on the date of the sale or other taxable disposition of our common stock and (ii) your holding period for our common stock and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above (or so treated), you generally would be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates, subject to an applicable income tax treaty providing otherwise. If you are a foreign corporation described in the first bullet point above, you may also, under certain circumstances, be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty).
If you are an individual described in the second bullet point above, you generally would be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty), on the amount by which your capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition.
With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a U.S. real property holding corporation. In general, we would be a U.S. real property holding corporation if our U.S. real property interests comprised at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. However, because the determination of whether we are a U.S. real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our global real property interests and other business assets, there can be no assurance that we have not been a United States property holding corporation or will not become one in the future. In the event we do become a U.S. real property holding corporation, you would not be subject to U.S. federal income tax on a sale or other disposition of our common stock as long as our common stock is regularly traded on an established securities market at any time during the calendar year in which the disposition occurs (within the meaning of the applicable Treasury Regulations) and you do not actually or constructively held more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of the sale or disposition of our common stock or (ii) your holding period for our common stock. If gain on the sale or other taxable disposition of our common stock were subject to taxation under the third bullet point above, you would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a U.S. person and a 15% withholding tax would apply to the gross proceeds from such sale or other taxable disposition.
You should consult your tax advisor regarding potentially applicable income tax treaties that provide for different rules and the possible consequences if we are, or were to become, a U.S. real property holding corporation.
Information Reporting and Backup Withholding Tax
We must report annually to the IRS and to you the gross amount of any dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which you reside or are established.
As a non-U.S. holder, you generally will be subject to information reporting requirements and backup withholding with respect to dividends paid on, and the proceeds from the disposition of, shares of our common stock, unless, generally, you certify to the withholding agent under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that, among other things, you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell or otherwise disposes of your shares of common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker generally will be required to report the amount of proceeds paid to you to the IRS and also backup withhold on that amount unless you provide appropriate certification, under penalties of perjury, to the broker of your status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption. Information reporting will also apply if you sells your shares of common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that you are a non-U.S. person (and the payor does not have actual knowledge or reason to know that you are a U.S. person) and certain other conditions are met, or you otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally may be credited against your U.S. federal income tax liability, if any, or refunded, provided the required information is timely furnished by you to the IRS.
You should consult your tax advisors regarding the application of the information reporting and backup withholding rules.
Additional Withholding Tax
Sections 1471 through 1474 of the Code and related Treasury Regulations, together with other Treasury Department or IRS guidance issued thereunder, and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreement (commonly referred to as “FATCA”) generally impose a 30% withholding tax on dividends paid on our common stock if the common stock is held by or through:
•
certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and (ii) to withhold 30% on certain payments; or

•
a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (ii) otherwise establishes an exemption from such withholding tax.

While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, Treasury Regulations proposed in late 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance.
If you are a non-U.S. holder, or a U.S. person holding common stock through a non-U.S. intermediary, you are encouraged to consult your tax advisors regarding the possible implications of these rules on your investment in our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.
POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING (CONFLICTS OF INTEREST)
We have entered into an underwriting agreement with the several underwriters listed in the table below. B. Riley Securities is acting as sole book-running manager and the representative of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters dated       , 2021, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, the respective shares of common stock set forth opposite its name below:
Underwriter	Number of Shares
B. Riley Securities, Inc.
Northland Securities, Inc.
Total
The underwriting agreement provides that the obligations of the underwriters to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel, including conditions contained in the underwriting agreement. The underwriters are obligated to purchase all the shares of common stock if any of the shares of common stock are purchased (other than those covered by the option as described below).
We have granted to the underwriters an option, exercisable for 30 days from the date of delivery of the shares initially purchased, to purchase up to an aggregate of additional shares of common stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions.
The underwriters propose to offer part of the shares of common stock to the public directly at the public offering price set forth on the cover page of this prospectus supplement and part to dealers at that price less a concession not in excess of $      per share. After the initial offering of shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.
The following table shows the per share and total public offering price, underwriting discounts and commissions that we will pay to the underwriters in connection with this offering and proceeds, before expenses, to us. The amounts are shown assuming both no exercise or full exercise by the underwriters of its option to purchase up to additional shares of our common stock.
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
We have agreed to reimburse the underwriters for their out-of-pocket, accountable, bona fide expenses actually incurred in connection with this offering. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering. We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $      . In addition, see “Additional Relationship and Conflicts of Interest” below for the information regarding a structuring fee to be paid to BRS in connection with its commitment prior to the commencement of this offering to underwrite up to $100.0 million in this offering, which fee will be paid as an underwriting discount at the consummation of this offering.
Lock-Up Agreements
We, our executive officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock.

Price Stabilization and Short Positions
Until the distribution of shares of common stock is complete, SEC rules may limit the ability of the underwriters to bid for and purchase shares of our common stock. As an exception to these rules, underwriters are permitted to engage in certain transactions which stabilize the price of the shares of common stock, which may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of shares of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the share price at which they may purchase through their option to purchase additional shares. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the shares of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on our shares of common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.
We expect that the delivery of the shares of common stock in the offering will be made on or about June   , 2021, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock purchased in the offering prior to June   , 2021 will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their advisors.
In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
A prospectus supplement in electronic format may be made available on web sites maintained by the underwriters. Other than the prospectus supplement in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus.
Listing
Our common stock is traded on the Nasdaq under the symbol “SNCR.”
Additional Relationships and Conflicts of Interest
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. Some of the underwriters and their respective affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and may in the future receive customary fees and commissions, plus out-of-pocket expenses, for these transactions. It is expected that we will continue to use BRS and its affiliates for various services in the future.
BRS and Northland Securities, Inc. are also underwriters under the underwriting agreement in connection with our concurrent offering of Senior Notes that is expected to close on June   , 2021.
BRPI, an affiliate of BRS, has entered into an agreement pursuant to which BRPI has indicated an interest in purchasing a minimum of $40.0 million of the shares of common stock to be offered in this offering and agreed, subject to satisfaction of customary conditions, to purchase $75.0 million of our Series B Preferred Stock in a private transaction to be completed contemporaneously with the closing of this offering. We will pay BRS a customary placement fee in connection with such private placement. BRS has committed, prior to the commencement of our concurrent offering of Senior Notes, to underwrite $125.0 million in such offering, subject to terms and conditions; in consideration for this underwriting commitment, we have agreed to pay BRS a structuring fee of 2.0% of the commitment amount payable.
Following the Series B Preferred Stock placement, for so long as BRPI and its affiliates beneficially own at least 10% of our outstanding common stock, BRPI will have the right to nominate one member of our board of directors pursuant to the investor rights agreement we will enter into with them at the closing of the transactions.
In addition, BRS has committed, prior to the commencement of this offering, to underwrite up to $100.0 million in this offering, subject to certain terms and conditions; in consideration for this commitment, we have agreed to pay BRS a structuring fee of 1.5% of the commitment payable as a further underwriting discount.
After the consummation of this offering and each of the aforementioned transactions, we estimate BRPI will control approximately    % of the voting power represented by our common stock and will have the right to nominate one member of our board of directors pursuant to the terms of the investor rights agreement. As a result of these arrangements, BRS, and its affiliates, may have influence over our management and policies and over matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions.
Therefore, BRS has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in accordance with FINRA Rule 5121 and therefore, BRS will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Northland Securities, Inc., or Northland, has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. Northland will not receive any additional compensation for acting as qualified independent underwriter. We have agreed to indemnify Northland for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that Northland may be required to make for these liabilities.

This offering of common stock is not contingent on the anticipated Series B Preferred Stock placement or the Senior Notes offering, and neither is the anticipated Series B Preferred Stock placement of the Senior Notes offering contingent upon the completion of this offering of common stock, and there is no guarantee that we will complete the Series B Preferred Stock placement or the Senior Notes offering as anticipated or at all.
Canada (Alberta, British Columbia, Manitoba, Ontario and Québec Only).   This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of shares of common stock described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.
Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the requirement that the issuer prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer, the underwriters and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Personal Information
We and the representatives hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email address, if provided, and the number and type of securities purchased, the total purchase price paid for such securities, the date of the purchase and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the securities regulatory authority or regulator in accordance with NI 45-106, (c) such personal information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it under the securities legislation of the applicable legislation, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction, and (e) the purchaser may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule 2 to Form 45-106F1. Prospective Canadian purchasers that purchase securities in this offering will be deemed to have authorized the indirect collection of the personal information by each applicable securities regulatory authority or regulator, and to have acknowledged and consented to such information being disclosed to the Canadian securities regulatory authority or regulator, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
European Economic Area and the United Kingdom.   In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and with us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
References to the Prospectus Regulation includes, in relation to the United Kingdom, the Prospectus Regulation as it forms part of the United Kingdom domestic law by virtue of the European Union (Withdrawal) Act of 2018.
United Kingdom. In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order and/or (iii) to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”) in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Boston, Massachusetts, and for the underwriters by Foley & Lardner, LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of Synchronoss Technologies, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC (including those portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC, specifically incorporated by reference in our Annual Report on Form 10-K or amendments thereto); after the date of this prospectus supplement and before the date that the offering of shares by means of this prospectus supplement and accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 16, 2021;

•
Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2021 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020);

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 10, 2021; and

•
Our Current Reports on Form 8-K filed with the SEC on March 10, 2021, May 10, 2021 and June 16, 2021; and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 13, 2006 pursuant to Section 12(b) of the Exchange Act.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting us at the following address:
Synchronoss Technologies, Inc.
Attn: Investor Relations
200 Crossing Blvd.
Bridgewater, New Jersey 08807
(866) 620-3940
WHERE YOU CAN FIND MORE INFORMATION
We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov. You may also access the documents incorporated by reference in this prospectus through our website at www.synchronoss.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part..

PROSPECTUS
$250,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units
We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $250,000,000.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
We may offer and sell these securities in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities. See “Plan of Distribution.”
Our common stock is listed on The Nasdaq Global Select Market under the symbol “SNCR.” On August 18, 2020, the last reported sale price for our common stock was $4.31 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 28, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial or secondary public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Synchronoss” and “our” refer to Synchronoss Technologies, Inc., a Delaware corporation.
Overview
Our Digital, Cloud, Messaging and Internet of Things (“IoT”) platforms help the world’s leading companies, including operators, original equipment manufacturers (“OEMs”), as well as Media and Technology providers, compete in today’s markets by delivering innovative customer experiences that create high value engagement, save costs and create new monetization opportunities. With the help of our technologies and solutions, leading global companies can routinely create game changing interactions with their customers that were previously considered unachievable. Our technologies act as a catalyst to enable and unlock new capabilities in our customers’ organizations, creating new value through new experiences for their end users.
We market our solutions and services directly through our sales organizations in the Americas, Europe, Middle East and Africa (“EMEA”) and Asia-Pacific (“APAC”). Our platforms give our customers new opportunities in the Telecommunications, Media and Technology (“TMT”) space, taking advantage of the rapidly converging services, connected devices, networks and applications. Our platforms power products and solutions across the TMT marketplace allow our customers to create forward-looking and compelling customer experiences with less resources.
We deliver platforms, products and solutions including:
•
Cloud sync, backup, storage, device set up, content transfer and content engagement for user generated content

•
Advanced, multi-channel messaging peer-to-peer (“P2P”) communications and application-to-person (“A2P”) commerce solutions

•
Digital experience management (“Platform as a Service” or “PaaS”)—including digital journey creation, journey design products and IoT systems management technology for Smart Buildings, Smart Cities, and more.

We help our customers accelerate and monetize value-add services for secure and broadband networks and connected devices. Our technologies appeal to a diverse group of customers in a converging TMT space including:
•
Communication service providers (“CSP”)

•
Cable operators/multi-services operators (“MSO”)

•
Media and Technology Companies with multi-customer-facing channels in global markets

•
OEMs with embedded connectivity (e.g. smartphones, laptops, tablets and mobile internet devices)

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IoT ecosystem participants who use a variety of technologies (e.g. Blockchain) to enable a wide array of devices (e.g. smart buildings, automobiles, connected homes, etc.) sensors, networks and systems.

Our industry-leading customers include Tier 1 mobile service providers such as AT&T Inc., BT, Verizon Wireless, Vodafone, Orange, Sprint, T-Mobile and Telstra; Tier 1 cable operators/MSOs and wireline operators like AT&T Inc., Comcast, Cablevision, Charter, CenturyLink, Mediacom and Level 3 Communications; and large OEMs such as Apple and Ericsson. These customers utilize our platforms, technology and services to service both consumer and business customers. We also service technology leaders such as Microsoft, various global System Integrators and well-known household brands such as Amazon among others.

Corporate Information
We were incorporated in Delaware in 2000. Our principal executive offices are located at 200 Crossing Blvd., Bridgewater, NJ 08807. Our main telephone number is (866) 620-3940. Our internet website is located at http://www.synchronoss.com. Information contained on our website is not part of the registration statement of which this prospectus is a part.
The Securities We May Offer
We may offer up to $250,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.
Common Stock
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our common stock is described in greater detail in this prospectus under “Description of Securities—Common Stock.”
Preferred Stock
Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
Each new series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock. Our preferred stock is described in greater detail in this prospectus under “Description of Securities—Preferred Stock.”
Debt Securities
The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exchangeable for common stock or other securities of Synchronoss Technologies, Inc., or any other entity, if any; and any other specific terms. We will issue the debt securities under an indenture, as described in “Description of Debt Securities and Guarantees.”
Warrants
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.
The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
Units
We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under “Description of Units.”

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth above under the section entitled “Risk Factors” and in the applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we plan to use the net proceeds from the sale of securities offered by this prospectus to redeem the outstanding shares of the Company’s Series A Convertible Participating Perpetual Preferred Stock for an aggregate of up to $250,000,000 from Silver Private Holdings I, LLC, a greater than 5% stockholder of the Company, and for general corporate purposes, which may include, among other purposes, working capital, capital expenditures, other corporate expenses and acquisitions of assets, licenses, products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES WE MAY OFFER
We may offer under this prospectus up to $250,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time as described below. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
DESCRIPTION OF SECURITIES
The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
General
Our authorized capital stock consists of 100,000,000 shares of common stock, with a $0.0001 par value per share, and 10,000,000 shares of preferred stock, with a $0.0001 par value per share, 10,000 of which shares of preferred stock are designated Series A Convertible Participating Perpetual Preferred Stock (“Series A Preferred Stock”).
As of June 30, 2020, there were 44,456,847 shares of common stock issued and outstanding, held of record by 52 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of June 30, 2020.
As of June 30, 2020, there were 233,217 shares of Series A Preferred Stock issued and outstanding, held of record by 1 stockholder.
Common Stock
The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.
The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “SNCR.” The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.
Preferred Stock
Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.
Series A Convertible Participating Perpetual Preferred Stock
In accordance with the terms of the Securities Purchase Agreement dated as of October 17, 2017 (the “PIPE Purchase Agreement”), with Silver Private Holdings I, LLC, an affiliate of Siris Capital Group, LLC (“Silver”), on February 15, 2018, we issued to Silver 185,000 shares of our newly created Series A Preferred Stock, with an initial liquidation preference of $1,000 per share, in exchange for $97.7 million in cash and the transfer from Silver to us of the 5,994,667 shares of our common stock held by Silver (the “Preferred Transaction”). In connection with the issuance of the Series A Preferred Stock, we (i) filed the certificate of designations to its certificate of incorporation to establish the rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock (the “Series A Certificate”) and (ii) entered into an Investor Rights Agreement with Silver setting forth certain registration, governance and preemptive rights of Silver with respect to us (the “Investor Rights Agreement”). Pursuant to the PIPE Purchase Agreement, at the closing, we paid to Siris $5.0 million as a reimbursement of Silver’s reasonable costs and expenses incurred in connection with the Preferred Transaction.
Certificate of Designation of the Series A Preferred Stock
The rights, preferences, privileges, qualifications, restrictions and limitations of the shares of Series A Preferred Stock are set forth in the Series A Certificate. Under the Series A Certificate, the holders of the Series A Preferred Stock are entitled to receive, on each share of Series A Preferred Stock on a quarterly basis, an amount equal to the dividend rate of 14.5% divided by four and multiplied by the then-applicable Liquidation Preference (as defined in the Series A Certificate) per share of Series A Preferred Stock (collectively, the “Preferred Dividends”). The Preferred Dividends are due on January 1, April 1, July 1 and October 1 of each year (each, a “Series A Dividend Payment Date”). Synchronoss may choose to pay the Preferred Dividends in cash or in additional shares of Series A Preferred Stock. In the event Synchronoss does not declare and pay a dividend in-kind or in cash on any Series A Dividend Payment Date, the unpaid amount of the Preferred Dividend will be added to the Liquidation Preference. In addition, the Series A Preferred Stock participates in dividends declared and paid on shares of common stock.
Each share of Series A Preferred Stock is convertible, at the option of the holder, into the number of shares of common stock equal to the “Conversion Price” (as that term is defined in the Series A Certificate) multiplied by the then applicable “Conversion Rate” (as that term is defined in the Series A Certificate). Each share of Series A Preferred Stock was initially convertible into 55.5556 shares of common stock, representing an initial “conversion price” of approximately $18.00 per share of common stock. The Conversion Rate is subject to equitable proportionate adjustment in the event of stock splits, recapitalizations and other events set forth in the Series A Certificate.
On and after February 15, 2023, holders of shares of Series A Preferred Stock have the right to cause Synchronoss to redeem each share of Series A Preferred Stock for cash in an amount equal to the sum of the current liquidation preference and any accrued dividends. Each share of Series A Preferred Stock is also redeemable at the option of the holder upon the occurrence of a “Fundamental Change” (as that term is defined in the Series A Certificate) at a specified premium. In addition, the Company is also permitted to redeem all outstanding shares of the Series A Preferred Stock (i) at any time prior to August 15, 2020 for the sum of the then-applicable Liquidation Preference, accrued but unpaid dividends and a make whole amount and (ii) at any time following August 15, 2020 for the sum of the then-applicable Liquidation Preference and the accrued but unpaid dividends.
The holders of a majority of the Series A Preferred Stock, voting separately as a class, are entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors (or by written consent signed by the holders of a majority of the then-outstanding shares of Series A Preferred Stock in lieu of such a meeting): (i) to nominate and elect two members of the Board of Directors of Synchronoss for so long as the Preferred Percentage (as defined in the Series A

Certificate) is equal to or greater than 10%; and (ii) to nominate and elect one member of the Board of Directors of Synchronoss for so long as the Preferred Percentage is equal to or greater than 5% but less than 10%.
For so long as the holders of shares of Series A Preferred Stock have the right to nominate at least one director, Synchronoss shall be required to obtain the prior approval of Silver Holdings prior to taking certain actions, including: (i) certain dividends, repayments and redemptions; (ii) any amendment to Synchronoss’ certificate of incorporation that adversely effects the rights, preferences, privileges or voting powers of the Series A Preferred Stock; (iii) issuances of stock ranking senior or equivalent to shares of Series A Preferred Stock (including additional shares of Series A Preferred Stock) in the priority of payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Synchronoss; (iv) changes in the size of the Board of Directors of Synchronoss; (v) any amendment, alteration, modification or repeal of the charter of the Nominating and Corporate Governance Committee of the Board of Directors and related documents; and (vi) any change in the principal business of Synchronoss or the entry into any line of business outside of its existing lines of businesses. In addition, in the event that Synchronoss is in EBITDA Non-Compliance (as defined in the Series A Certificate) or the undertaking of certain actions would result in Synchronoss exceeding a specified pro forma leverage ratio, then the prior approval of Silver Holdings would be required to incur indebtedness (or alter any debt document) in excess of $10 million, enter or consummate any transaction where the fair market value exceeds $5 million individually or $10 million in the aggregate in a fiscal year or authorize or commit to capital expenditures in excess of $25 million in a fiscal year.
Each holder of Series A Preferred Stock has one vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent. The holders of Series A Preferred Stock are permitted to take any action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or electronic transmission of the holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders. In addition to any vote (or action taken by written consent) of the holders of the shares of Series A Preferred Stock as a separate class provided for in the Series A Certificate or by the General Corporation Law of the State of Delaware, the holders of shares of the Series A Preferred Stock are entitled to vote with the holders of shares of common stock (and any other class or series that may similarly be entitled to vote on an as-converted basis with the holders of common stock) on all matters submitted to a vote or to the consent of the stockholders of the Company (including the election of directors) as one class.
Under the Series A Certificate, if Silver Holdings and certain of its affiliates have elected to effect a conversion of some or all of their shares of Series A Preferred Stock and if the sum, without duplication, of (i) the aggregate number of shares of common stock issued to such holders upon such conversion and any shares of common stock previously issued to such holders upon conversion of Series A Preferred Stock and then held by such holders, plus (ii) the number of shares of common stock underlying shares of Series A Preferred Stock that would be held at such time by such holders (after giving effect to such conversion), would exceed the 19.9% of the issued and outstanding shares of Synchronoss’ voting stock on an as converted basis (the “Conversion Cap”), then such holders would only be entitled to convert such number of shares as would result in the sum of clauses (i) and (ii) (after giving effect to such conversion) being equal to the Conversion Cap (after giving effect to any such limitation on conversion). Any shares of Series A Preferred Stock which a holder has elected to convert but which, by reason of the previous sentence, are not so converted, will be treated as if the holder had not made such election to convert and such shares of Series A Preferred Stock will remain outstanding. Also, under the Series A Certificate, if the sum, without duplication, of (i) the aggregate voting power of the shares previously issued to Silver Holdings and certain of its affiliates held by such holders at the record date, plus (ii) the aggregate voting power of the shares of Series A Preferred Stock held by such holders as of such record date, would exceed 19.99% of the total voting power of Synchronoss’ outstanding voting stock at such record date, then, with respect to such shares, Silver Holdings and certain of its affiliates are only entitled to cast a number of votes equal to 19.99% of such total voting power (the “Voting Limitation”). The limitation on conversion and voting ceases to apply upon receipt of the requisite approval of holders of common stock under the applicable listing standards.

Investor Rights Agreement
Concurrently with the closing of the Preferred Transaction, Synchronoss and Silver Holdings entered into the Investor Rights Agreement. Under the terms of the Investor Rights Agreement, Silver Holdings and Synchronoss have agreed that the Board of Directors of Synchronoss will consist of ten members. So long as the holders of Series A Preferred have the right to nominate a member to the Board of Directors pursuant to the Series A Certificate, the full Board of Directors of Synchronoss will be constituted as follows: (i) two Series A Preferred Directors (as defined in the Investor Rights Agreement); (ii) four directors who meet the independence criteria set forth in the applicable listing standards (each of whom will be initially agreed upon by Synchronoss and Silver Holdings); and (iii) four other directors, two of whom shall satisfy the independence criteria of the applicable listing standards and, as of the closing of the Preferred Transaction, one of whom shall be the individual then serving as chief executive officer of Synchronoss and one of whom shall be the current chairman of the Board of Directors of Synchronoss as of the date of execution of the Investors Rights Agreement. So long as the holders of Series A Preferred have the right to nominate at least one director to the Board of Directors of Synchronoss pursuant to the Series A Certificate, Silver Holdings will have the right to designate two members of the Nominating and Corporate Governance Committee of the Board of Directors. Pursuant to the terms of the Investor Rights Agreement, neither Silver Holdings nor its affiliates may transfer any shares of Series A Preferred Stock subject to certain exceptions (including transfers to affiliates that agree to be bound by the terms of the Investor Rights Agreement).
For so long as Silver Holdings has the right to appoint a director to the Board of Directors of Synchronoss, without the prior approval by a majority of directors voting who are not appointed by the holders of shares of Series A Preferred Stock, neither Silver Holdings nor its affiliates will directly or indirectly purchase or acquire any debt or equity securities of Synchronoss (including equity-linked derivative securities) if such purchase or acquisition would result in Silver Holdings’ Standstill Percentage (as defined in the Investors Rights Agreement) being in excess of 30%. However, the foregoing standstill restrictions would not prohibit the receipt of shares of Series A Preferred issued as Preferred Dividends pursuant to the Series A Certificate, shares of common stock received upon conversion of shares of Series A Preferred Stock or receipt of any shares of Series A Preferred Stock, common stock or other securities of the Company otherwise paid as dividends or as an increase of the Liquidation Preference (as defined in the Series A Certificate) or distributions thereon. Silver Holdings will also have preemptive rights with respect to issuances of securities of Synchronoss in order to maintain its ownership percentage.
Under the terms of the Investor Rights Agreement, Silver Holdings is entitled to (i) three demand registrations, with no more than two demand registrations in any single calendar year and provided that each demand registration must include at least 10% of the shares of common stock held by Silver Holdings, including shares of common stock issuable upon conversion of shares of Series A Preferred Stock and (ii) unlimited piggyback registration rights with respect to primary issuances and all other issuances.
Undesignated Preferred Stock
The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.
The prospectus supplement for a series of preferred stock will specify:
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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:
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restricting dividends on the common stock;

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diluting the voting power of the common stock;

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impairing the liquidation rights of the common stock; or

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delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock. Preferred stock will be fully paid and nonassessable upon issuance.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are expected to be common to all series. Most of the financial terms and other specific material terms, as well as any material U.S. federal income tax consequences, of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should read both this prospectus and the relevant prospectus supplement or term sheet and rely on information in the prospectus supplement or term sheet that supersedes any contrary or inconsistent information below.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us. Senior or subordinated debt securities will be issued by us under an indenture or indentures as supplemented from time to time (the “indenture”), between us, as issuer, and a trustee identified in the relevant prospectus supplement (the “trustee”). The debt securities may be guaranteed by one or more of our subsidiaries. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms “we,” “our” and “us,” when used to refer to an issuer of securities, means Synchronoss Technologies, Inc.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, or in the relevant prospectus supplement, but for the rest you will need to read the indenture. See “Where You Can Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.
General Provisions of the Indenture
Unless otherwise specified in a prospectus supplement or term sheet for a particular series, the debt securities covered by this prospectus will be direct, unsecured obligations of Synchronoss. Any senior securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Synchronoss. Any subordinated securities will be unsecured and will be subordinated in right of payment to the prior payment in full of the senior indebtedness of Synchronoss, as more fully described in a prospectus supplement or term sheet.
The indenture provides that any debt securities proposed to be sold under this prospectus and an attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other debt securities, may be issued under the indenture in one or more series. Any secured indebtedness of ours will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.
You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:
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the title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Synchronoss;

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the total principal amount of the debt securities of the series and any limit on such total principal amount;

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if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

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the date or dates, or how the date or dates will be determined or may be extended, when the principal of the debt securities will be payable;

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the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments, whether payments of interest will be made in cash or in kind and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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any optional redemption provisions;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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the form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form;

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if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable;

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whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined;

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the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

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if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued;

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if the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions;

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whether and under what circumstances we will pay additional amounts, as contemplated by Section 1010 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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whether the debt securities are subordinated and the terms of such subordination;

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any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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any changes or additions to the Events of Default or covenants contained in the applicable indenture;

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whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

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whether the debt securities are guaranteed; and

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any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.
We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created. Any additional indenture securities, together with all other outstanding indenture securities of that series, will constitute a single series of indenture securities under the indenture.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.
Payment of the purchase price of the debt securities must be made in immediately available funds.
The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency notes will be set forth in the applicable prospectus supplement or term sheet.
Interest and Interest Rates
Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will describe the method of determining the interest rate.
Interest on the debt securities other than in global form denominated in U.S. dollars will be paid by check mailed on an interest payment date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, and premium, if any, and, if other than an interest payment date, interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the maturity date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Debt Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.
Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”
Material Covenants
The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the material covenants included in the indenture and will be subject to negotiation between the holder and us. Such material covenants may include covenants with respect to payments of principal, premium (if any) and interest and limitations or restrictions with respect to a consolidation, merger sale or conveyance of us, restrictions on liens, or other covenants, limitations or restrictions on us.
Events of Default
An event of default with respect to the debt securities of any series is defined in the indenture as:
(a)
default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

(b)
default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c)
default by us in the performance of any other covenant contained in the applicable indenture for the benefit of the debt securities of such series that has not been remedied by the end of a specified period of time after notice is given as specified in the indenture; and

(d)
certain events of bankruptcy, insolvency and reorganization of Synchronoss.

The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the events of default included in the indenture and will be subject to negotiation between the holder and us.
Modification of the Indenture
We and the trustee may, without the consent of the holders of the debt securities issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:
•
to evidence the succession of another corporation to us and the assumption by such successor of its obligations under the indenture and the debt securities;

•
to add covenants of Synchronoss or surrender any of its rights, or add any rights for the benefit of the holders of debt securities;

•
to cure any ambiguity, omission, defect or inconsistency in such indenture;

•
to establish the form or terms of any other series of debt securities, including any subordinated securities;

•
to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•
to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

•
to provide any additional events of default;

•
to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination, shall become effective only when there is no security outstanding of any series created prior to the adoption of such addition, change or elimination;

•
to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any debt securities then outstanding;

•
to add any guarantee of one or more series of the debt securities; or

•
to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series and any related coupons or any other series of securities in any material respect.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:
•
change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•
modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•
deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•
deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•
we must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•
we must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.
Discharge of the Indenture
We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders
No recourse for the payment of the principal of or premium, if any, or interest on any debt security or any coupons appertaining thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in any supplemental indenture, or in any debt security or any coupons appertaining thereto, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, or stockholder as such, past, present or future, of ours or any of our affiliates or any successor person, either directly or through us or any of our affiliates or any successor person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the indenture and the issue of the debt securities.
Governing Law
New York law will govern the indenture and the debt securities.
Form, Exchange and Transfer of Certificated Debt Securities
If registered debt securities cease to be issued in book−entry form, they will be issued:
•
only in fully registered certificated form,

•
without interest coupons, and

•
unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book−entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
The Trustee Under the Indenture
The trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The trustee may also serve as trustee under other indentures under which we are the obligor in the future.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our preferred stock, common stock, debt securities or any combination thereof. Warrants may be issued independently or together with our preferred stock, common stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of warrants;

•
the designation and terms of the securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
whether the warrants will be issued in registered form or bearer form;

•
information with respect to book-entry procedures, if any;

•
the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•
the dates on which the right to exercise the warrants shall commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of the warrants, if any;

•
the redemption or call provisions, if any, applicable to the warrants;

•
any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•
any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders of us.

Holders of warrants to purchase debt securities will not be entitled to payments of principal of, or any premium or interest on, the debt securities purchasable on exercise, or to exercise any of the rights of the holders of such debt securities until such warrant is exercised.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units
To the extent applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
A global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus in primary offerings (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) in “at the market” offerings, (4) through agents, or (5) through a combination of any of the above methods of sale, any other methods described in a prospectus supplement or any other method permitted by law.
The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
At-the-market offerings
We may also sell equity securities covered by this registration statement in an “at the market offering”, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents to or through market makers or into an existing market for the securities
Delayed delivery contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
CUSIP Number
The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Certain shares of common stock covered by this prospectus included shares with a CUSIP number based on the shares being issued to an initial purchaser under Rule 144A.
Any sales of shares of our common stock by means of this prospectus must be settled with shares of common stock bearing our general (not necessarily restricted) common stock CUSIP number. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in two business days, unless the parties to any such trade expressly agree otherwise.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Synchronoss Technologies, Inc. (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.synchronoss.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 16, 2020;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2020 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019);

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our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2020, filed with the SEC on May 21, 2020, 2020, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A filed with the SEC on June 1, 2020;

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our Quarterly Report on Form 10-Q, for the quarter ended June 30, 2020, filed with the SEC on August 12, 2020;

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our current reports on Form 8-K filed on January 15, 2020, April 28, 2020, May 8, 2020, May 18, 2020, June 8, 2020 and August 11, 2020; and

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the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 13, 2006 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
Synchronoss Technologies, Inc.
Attn: Investor Relations
200 Crossing Blvd., 8th Floor
Bridgewater, New Jersey 08807
(866) 620-3940
You may also access the documents incorporated by reference in this prospectus through our website at www.synchronoss.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Shares
Common Stock
PRELIMINARY PROSPECTUS SUPPLEMENT
Book-Running Manager
B. Riley Securities
Co-Manager
Northland Capital Markets
           , 2021